Exhibit 99.5

STATEMENT OF AMENDMENT TO

WEIGHT WATCHERS EXECUTIVE PROFIT SHARING PLAN

Section 4.03 of the Executive Profit Sharing Plan is amended by deleting existing Section 4.03 and substituting for it the following, effective as of January 1, 2007:

A Member’s interest in the Profit Sharing Account (1) with regard to Profit Sharing Contributions made for years commencing after December 31, 2006, shall be fully vested when the Member’s aggregate Service (as defined in the Qualified Plan) totals at least 3 years and (2) with regard to Profit Sharing Contributions made for Plan Years commencing before January 1, 2007 (including any Contribution for 2006 that is credited during 2007) shall be fully vested when the Member’s aggregate Service totals at least 5 years; or, with respect to (1) and (2), if earlier, upon the Member’s attainment of age 65, death, disability or “Discharge without Cause” (as defined under the Qualified Plan) by the Company or an affiliated employer.